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                                                                   Exhibit 99.1

                               Non-Statutory Stock Options



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

                                        Post IPO        Original Grant  1st Amend  2nd Amend
                          Option Price   Shares   Form      Date*        Date**     Date**    Expire. Date   Option Type
                          ------------  --------  ----  --------------  ---------  ---------  -------------  ------------
IAI Investment Funds        $ 3.6923      4,062    2       2/22/93       3/24/94    12/28/95   5 yr., 3 mo.      NQO
VI, Inc. (Emerging
Growth Fund)

IAI Investment Funds        $ 3.6923      6,500    2       2/22/93       3/24/94    12/28/95   5 yr., 3 mo.      NQO
IV, Inc. (Regional Fund)

IAI Investment Funds        $ 3.6923      1,354    2       2/22/93       3/24/94    12/28/95   5 yr., 3 mo.      NQO
VI, Inc. (Midcap Fund)

IAI Investment Funds II,    $ 3.6923      1,625    2       2/22/93       3/24/94    12/28/95   5 yr., 3 mo.      NQO
Inc. (Stock Fund)

IAI Investment Funds VI,    $11.0770      1,354    2      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO
Inc. (Emerging Growth
Fund)

IAI Investment Funds        $11.0770      1,354    2      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO
IV, Inc. (Regional Fund)

Land O'Lakes, Inc.          $ 1.2310     13,541    2       7/24/92        N/A         N/A      5 yr., 3 mo.      NQO

Land O'Lakes, Inc.          $11.0770      2,708    2      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

Robert A. Hoerr             $11.0770     52,812    3      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

Eileen F. Bostwick          $ 5.3750     18,958    3      12/27/95       8/6/96       N/A      5 yr., 3 mo.      NQO

Michael E. Cady             $11.0770     16,250    3      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

Gregg A. Waldon             $11.0770     13,541    3      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

John G. Watson              $ 5.7500     38,045    3       9/30/96        N/A         N/A      5 yr., 3 mo.      NQO

Arthur J. Benvenuto         $11.0770      2,708    1      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

Arthur D. Collins, Jr.      $11.0770      2,708    1      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

Stanley Falkow              $11.0770      2,708    1      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

John Pappajohn              $11.0770      2,708    1      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO

Winston R. Wallin           $11.0770      2,708    1      12/27/95        N/A         N/A      5 yr., 3 mo.      NQO
                                       --------
Total Outside Stock Plan               185,644

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*  Options vest 20% per year beginning on the first anniversary of original grant date, regardless of amendment date.
** Amendment date represents a new effective date for the stock option agreement at which time the stock options were repriced.